Exhibit 32.1

CERTIFICATION OF THE

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Allen Ronald DeSerranno, the CEO and CFO of B-Scada, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amended Quarterly Report of B-Scada, Inc. on Form 10-Q/A for the quarter ended January 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment to the Quarterly Report on Form 10-Q/A fairly presents in all material respects the financial condition and results of operations of B-Scada, Inc.

Date: June 12, 2014

By:	/s/ Allen Ronald DeSerranno
Allen Ronald DeSerranno
Chief Executive Officer/Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)